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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Karrington Health, Inc. ("KHI")

- DevelopMed Associates, Inc. ("DMA") (an Ohio corporation owned 100% by KHI)

- JMAC Properties, Inc. ("JMAC") (an Ohio corporation owned 100% by KHI)

- Karrington Operating Company, Inc. ("KOC") (an Ohio corporation owned 100% by
        KHI) (dba  Karrington Communities)

         - Karrington Acquisition, Inc. (An Ohio corporation owned 100% by KOC)
         - Karrington Acquisition II, Inc. (An Ohio corporation owned 100% by
           KOC)
         - Karrington of Park Ridge LLC (an Ohio LLC owned 70% by KOC)
         - Karrington of Millcreek LLC (an Ohio LLC owned 80% by KOC)
         - Kensington Cottages Corporation of America ("KCCA") (a Minnesota corporation owned 100% by KOC)
                 - Kensington Cottages Corporation of Minnesota (a Minnesota
                      corporation owned 100% by KCCA)
                 - Kensington Management Group, Inc. (a Minnesota corporation owned 100% by KCCA)